Exhibit 99.1

FOR IMMEDIATE RELEASE
January 29, 2020

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2019 FINANCIAL RESULTS

Bethesda, MD - January 29, 2020 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended December 31, 2019.

FOURTH QUARTER 2019 FINANCIAL HIGHLIGHTS

•	$1.59 comprehensive income per common share, comprised of:

◦	$1.56 net income per common share

◦	$0.03 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI

•	$0.57 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit [1]

◦
Includes $0.04 per common share of dollar roll income associated with the Company's $7.0 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.09 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$17.66 tangible net book value per common share as of December 31, 2019

◦	Increased $1.11 per common share, or 6.7%, from $16.55 per common share as of September 30, 2019

•	$0.48 dividends declared per common share for the fourth quarter

•	9.6% economic return on tangible common equity for the quarter

◦	Comprised of $0.48 dividends per common share and $1.11 increase in tangible net book value per common share

AGNC Investment Corp.
January 29, 2020

OTHER FOURTH QUARTER HIGHLIGHTS

•	$107.9 billion investment portfolio as of December 31, 2019, comprised of:

◦	$98.9 billion Agency MBS

◦	$7.4 billion net TBA mortgage position

◦	$1.6 billion credit risk transfer ("CRT") and non-Agency securities

•	9.4x tangible net book value "at risk" leverage as of December 31, 2019

◦	9.5x average tangible net book value "at risk" leverage for the quarter

•	15.4% portfolio CPR for the quarter

◦	10.8% average projected portfolio CPR as of December 31, 2019

•	1.33% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization benefit

◦	Excludes 19 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates

2019 FULL YEAR HIGHLIGHTS

•	$3.08 comprehensive income per common share, comprised of:

◦	$1.16 net income per common share

◦	$1.92 OCI per common share

•	$2.16 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦	Includes $0.17 per common share of dollar roll income

◦	Excludes $(0.19) per common share of estimated "catch-up" amortization cost

•	$2.00 in dividends declared per common share

•	18.7% economic return on tangible common equity for the year, comprised of:

◦	$2.00 dividends per common share

◦	$1.10 increase in tangible net book value per common share, or 6.6%, from $16.56 per common share as of December 31, 2018

•	13.3% total stock return

•	$1.1 billion of accretive capital transactions during the year

◦	$190 million of At-the-Market common equity offerings, net of offering costs

◦	$103 million of common share repurchases, net of repurchase costs

◦	$235 million of 6.875% fixed-to-floating rate preferred equity issued in March

◦	$403 million of 6.50% fixed-to-floating rate preferred equity issued in October

◦	$175 million of 7.75% fixed-to-floating rate preferred equity redeemed in November
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"AGNC's very strong performance in the fourth quarter of 2019 concluded a tremendous year for the Company," said Gary Kain, the Company's Chief Executive Officer and Chief Investment Officer. "Our economic return of 9.6% in the fourth quarter represents AGNC's best quarter since the second quarter of 2014 and drove a total economic return of 18.7% for the year. Looking ahead, we believe AGNC remains extremely well-positioned to continue to generate attractive risk-adjusted returns as a more benign interest rate environment and favorable developments on the financing front should serve as a positive tailwind for levered investors in Agency MBS as we enter 2020.

AGNC Investment Corp.
January 29, 2020

"In the fourth quarter, most financial assets benefited from continued Federal Reserve monetary easing and reduced global trade uncertainty following the announcement of the Phase One trade deal between the United States and China. Valuations associated with risk assets, including U.S. equities, increased significantly as a result. In addition to the Federal Reserve’s quarter-point rate cut in October, the Fed dramatically increased liquidity in the repo markets through its Open Market Operations. The 10-year U.S. Treasury rate increased 0.26% to 1.92% at year-end, up from 1.66% at the end of the third quarter, as a result of the broader risk-on move by global investors. Agency MBS valuations strengthened materially during the quarter, with spreads to swaps recovering a portion of the widening seen over the prior two quarters. That said, valuations on Agency MBS remain attractive both in absolute terms and relative to other fixed income assets."
"Our 9.6% economic return for the fourth quarter was comprised of $0.48 of dividends per common share and $1.11 increase in tangible net book value per common share, driven primarily by the tightening of Agency MBS spreads," commented Peter Federico, the Company's President and Chief Operating Officer.  "In 2019, we maintained our low-cost advantage in the residential mortgage REIT sector with aggregate operating expenses of 80 basis points of our equity capital, which provides investors with a significant advantage relative to our peers. Finally, despite increasing our investment portfolio by over $5 billion during the fourth quarter, our "at risk" leverage declined to 9.4x as of December 31, 2019 from 9.8x as of September 30, 2019, providing us additional capacity to take advantage of favorable earnings environments going forward. As a result, we are excited about AGNC’s positioning as we enter 2020."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of December 31, 2019, the Company's tangible net book value per common share was $17.66 per share, an increase of 6.7% compared to $16.55 per share as of September 30, 2019, as Agency MBS valuations significantly outperformed interest rate hedges. The Company's tangible net book value per common share excludes $526 million, or $0.97 per common share, of goodwill as of December 31, 2019 and September 30, 2019, respectively.

INVESTMENT PORTFOLIO
As of December 31, 2019, the Company's investment portfolio totaled $107.9 billion, comprised of:

•	$106.3 billion of Agency MBS and net TBA securities, including:

◦	$105.5 billion of fixed-rate securities, comprised of:

•	$91.1 billion 30-year fixed-rate securities,

•	$5.2 billion 30-year TBA securities, net,

•	$6.2 billion 15-year securities,

•	$2.2 billion 15-year TBA securities, net, and

•	$0.8 billion 20-year fixed-rate securities;

◦	$0.8 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities;

•	$1.6 billion of CRT and non-Agency securities.
As of December 31, 2019, 30-year and 15-year fixed-rate Agency securities represented 89% and 8%, of the Company's investment portfolio, respectively, compared to 88% and 9%, respectively, as of September 30, 2019.

AGNC Investment Corp.
January 29, 2020

As of December 31, 2019, the Company's fixed-rate securities' weighted average coupon was 3.60%, compared to 3.65% as of September 30, 2019, comprised of the following weighted average coupons:

•	3.63% for 30-year fixed-rate securities;

•	3.19% for 15-year fixed rate securities; and

•	3.87% for 20-year fixed-rate securities.
The Company accounts for TBA securities (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of December 31, 2019, the Company's net TBA position had a fair value of $7.4 billion, consisting of $9.0 billion long and $(1.6) billion short TBA securities, and a GAAP net carrying value of $25 million reported in derivative assets/(liabilities) on the Company's balance sheet. As of September 30, 2019, the Company's net TBA position had a fair value of $1.9 billion, consisting of $10.4 billion long and $(8.5) billion short TBA securities, and a GAAP net carrying value of $47 million.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 15.4% for the fourth quarter, compared to 13.5% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of December 31, 2019 declined to 10.8%, from 13.4% as of September 30, 2019, due to higher rates and changes in portfolio composition.
The weighted average cost basis of the Company's investment portfolio was 103.3% of par value as of December 31, 2019. Net premium amortization cost on the Company's investment portfolio for the fourth quarter was $(84) million, or $(0.16) per common share, which includes a "catch-up" premium amortization benefit of $48 million, or $0.09 per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(192) million, or $(0.35) per common share, including a "catch-up" premium amortization cost of $(55) million, or $(0.10) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, was 3.28% for the fourth quarter, compared to 2.91% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.08% for the fourth quarter, compared to 3.15% for the prior quarter. Including the net TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the fourth quarter was 3.09%, compared to 3.16% for the prior quarter.
For the fourth quarter, the weighted average interest rate on the Company's Agency repurchase agreements was 2.12%, compared to 2.48% for the prior quarter. The Company's average implied TBA funding cost was 1.88% for the fourth quarter, compared to 2.00% for the prior quarter. Inclusive of interest rate swaps, the Company's combined average cost of funds for the fourth quarter was 1.76%, compared to 1.85% for the prior quarter.
The Company's annualized net interest spread, including the net TBA position and interest rate swaps, was 1.52% for the fourth quarter, compared to 1.09% for the prior quarter. Excluding "catch-

AGNC Investment Corp.
January 29, 2020

up" premium amortization benefit/cost, the Company's combined annualized net interest spread for the fourth quarter was 1.33%, versus 1.31% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the fourth quarter of $0.57 per common share, excluding $0.09 per common share of "catch-up" premium amortization benefit, compared to $0.59 per common share for the prior quarter, excluding $(0.10) per common share of "catch-up" premium amortization cost.
A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of December 31, 2019, $89.1 billion of Agency repurchase agreements, $7.4 billion of net TBA dollar roll positions (at cost) and $0.2 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $0.1 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 9.4x as of December 31, 2019, compared to 9.8x as of September 30, 2019. The Company's average "at risk" leverage for the fourth quarter was 9.5x tangible net book value, compared to 10.0x in the prior quarter.
As of December 31, 2019, the Company's Agency repurchase agreements had a weighted average interest rate of 2.17%, compared to 2.48% as of September 30, 2019, and a weighted average remaining maturity of 55 days, compared to 64 days as of September 30, 2019. As of December 31, 2019, $35.5 billion, or 40%, of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of December 31, 2019, the Company's Agency repurchase agreements had remaining maturities of:

•	$77.4 billion of three months or less;

•	$5.7 billion from three to six months;

•	$3.7 billion from six to twelve months; and

•	$2.3 billion from one to three years.

AGNC Investment Corp.
January 29, 2020

HEDGING ACTIVITIES
As of December 31, 2019, interest rate swaps, swaptions and U.S. Treasury positions equaled 102% of the Company's outstanding balance of Agency repurchase agreements, net TBA position and other debt, compared to 101% as of September 30, 2019.
As of December 31, 2019, the Company's interest rate swap position totaled $79.1 billion in notional amount, compared to $81.8 billion as of September 30, 2019. As of December 31, 2019, the Company's interest rate swap portfolio had an average fixed pay rate of 1.29%, an average receive rate of 1.59% and an average maturity of 2.7 years, compared to 1.35%, 1.98% and 2.8 years, respectively, as of September 30, 2019. As of December 31, 2019, 86%, 11% and 3% of the Company's interest rate swap portfolio was linked to the Overnight Index Swap Rate ("OIS"), three-month London Interbank Offered Rate ("LIBOR") and Secured Overnight Financing Rate ("SOFR"), respectively, compared to 79%, 14% and 7%, respectively, as of September 30, 2019.
As of December 31, 2019, the Company had payer swaptions outstanding totaling $8.9 billion, compared to $8.7 billion as of September 30, 2019. As of December 31, 2019, the Company had net short U.S. Treasury positions outstanding totaling $10.7 billion, compared to $6.2 billion as of September 30, 2019.

OTHER GAIN (LOSS), NET
For the fourth quarter, the Company recorded a net gain of $609 million in other gain (loss), net, or $1.12 per common share, compared to a net loss of $(104) million, or $(0.19) per common share, for the prior quarter. Other gain (loss), net for the fourth quarter was comprised of:

•	$107 million of net realized gains on sales of investment securities;

•	$(160) million of net unrealized losses on investment securities measured at fair value through net income;

•	$85 million of interest rate swap periodic income;

•	$367 million of net gains on interest rate swaps;

•	$45 million of net gains on interest rate swaptions;

•	$136 million of net gains on U.S. Treasury positions;

•	$24 million of TBA dollar roll income;

•	$(3) million of net mark-to-market losses on TBA securities; and

•	$8 million of other miscellaneous gains.

OTHER COMPREHENSIVE INCOME
During the fourth quarter, the Company recorded other comprehensive income of $15 million, or $0.03 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to a $246 million, or $0.45 per common share, of other comprehensive income for the prior quarter.

COMMON STOCK DIVIDENDS
During the fourth quarter, the Company declared dividends of $0.16 per share to common stockholders of record as of October 31, November 29 and December 31, 2019, respectively, totaling $0.48 per share for the quarter, which were paid on November 12 and December 10, 2019 and January 10, 2020, respectively. Since its May 2008 initial public offering through the fourth quarter of 2019, the Company has declared a total of $9.6 billion in common stock dividends, or $41.32 per common share.
The Company also announced the tax characteristics of its 2019 common stock dividends. The Company's distributions of $2.02 per common share for dividends declared during the twelve month period ended November 30, 2019 consisted of $1.159504 ordinary dividend distributions and $0.860496 non-dividend distributions (also known as "return of capital") per common share for federal income tax purposes. The dividend of $0.16 per common share declared on December 10, 2019, having a record date of December 31, 2019, which was paid on January 10, 2020, will be

AGNC Investment Corp.
January 29, 2020

reported as a 2020 distribution for federal income tax purposes. The Company's distributions for dividends paid during the twelve months ended December 31, 2019 on each series of its preferred stock consisted entirely of ordinary dividend distributions for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; estimated taxable income; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
January 29, 2020

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $92,608, $93,688, $87,582, $89,471 and $78,619, respectively)	$98,516	$98,577	$91,140	$93,044	$82,291
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	371	393	411	425	436
Credit risk transfer securities, at fair value (including pledged securities of $309, $358, $269, $142 and $141, respectively)	976	1,134	1,117	1,129	1,012
Non-Agency securities, at fair value (including pledged securities of $0, $0, $0, $45 and $45, respectively)	579	579	603	672	548
U.S. Treasury securities, at fair value (including pledged securities of $97, $162, $1,152, $121 and $0, respectively)	97	215	1,152	121	46
Cash and cash equivalents	831	906	870	929	921
Restricted cash	451	734	789	517	599
Derivative assets, at fair value	190	175	116	253	273
Receivable for investment securities sold (including pledged securities of $0, $105, $673, $439 and $489, respectively)	—	105	679	439	489
Receivable under reverse repurchase agreements	10,181	6,093	8,848	20,430	21,813
Goodwill	526	526	526	526	526
Other assets	364	324	325	322	287
Total assets	$113,082	$109,761	$106,576	$118,807	$109,241
Liabilities:
Repurchase agreements	$89,182	$90,612	$86,266	$86,685	$75,717
Debt of consolidated variable interest entities, at fair value	228	238	251	266	275
Payable for investment securities purchased	2,554	3,094	878	1,125	1,204
Derivative liabilities, at fair value	6	22	63	53	84
Dividends payable	104	100	101	107	106
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	9,543	5,114	7,754	19,275	21,431
Accounts payable and other liabilities	424	368	917	795	518
Total liabilities	102,041	99,548	96,230	108,306	99,335
Stockholders' equity:
Preferred stock - aggregate liquidation preference of $963, $735, $735, $735 and $500, respectively	932	711	711	711	484
Common stock - $0.01 par value; 540.9, 540.9, 547.8, 536.3 and 536.3 shares issued and outstanding, respectively	5	5	5	5	5
Additional paid-in capital	13,893	13,888	13,988	13,795	13,793
Retained deficit	(3,886)	(4,473)	(4,194)	(3,467)	(3,433)
Accumulated other comprehensive income (loss)	97	82	(164)	(543)	(943)
Total stockholders' equity	11,041	10,213	10,346	10,501	9,906
Total liabilities and stockholders' equity	$113,082	$109,761	$106,576	$118,807	$109,241

Tangible net book value per common share [1]	$17.66	$16.55	$16.58	$17.23	$16.56

AGNC Investment Corp.
January 29, 2020

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2019
Interest income:
Interest income	$768	$676	$693	$705	$2,842
Interest expense	481	557	570	541	2,149
Net interest income	287	119	123	164	693
Other gain (loss), net:
Realized gain on sale of investment securities, net	107	89	132	60	388
Unrealized gain (loss) on investment securities measured at fair value through net income, net	(160)	355	759	1,060	2,014
Gain (loss) on derivative instruments and other securities, net	662	(548)	(1,438)	(1,000)	(2,324)
Total other gain (loss), net	609	(104)	(547)	120	78
Expenses:
Compensation and benefits	16	10	11	10	47
Other operating expense	9	9	9	9	36
Total operating expense	25	19	20	19	83
Net income (loss)	871	(4)	(444)	265	688
Dividend on preferred stock	18	13	13	10	54
Issuance costs of redeemed preferred stock	6	—	—	—	6
Net income (loss) available (attributable) to common stockholders	$847	$(17)	$(457)	$255	$628

Net income (loss)	$871	$(4)	$(444)	$265	$688
Unrealized gain on investment securities measured at fair value through other comprehensive income (loss), net	15	246	379	400	1,040
Comprehensive income (loss)	886	242	(65)	665	1,728
Dividend on preferred stock	18	13	13	10	54
Issuance costs of redeemed preferred stock	6	—	—	—	6
Comprehensive income (loss) available (attributable) to common stockholders	$862	$229	$(78)	$655	$1,668

Weighted average number of common shares outstanding - basic	541.4	546.4	537.8	536.7	540.6
Weighted average number of common shares outstanding - diluted	542.6	546.4	537.8	537.2	541.4
Net income (loss) per common share - basic	$1.56	$(0.03)	$(0.85)	$0.48	$1.16
Net income (loss) per common share - diluted	$1.56	$(0.03)	$(0.85)	$0.47	$1.16
Comprehensive income (loss) per common share - basic	$1.59	$0.42	$(0.15)	$1.22	$3.09
Comprehensive income (loss) per common share - diluted	$1.59	$0.42	$(0.15)	$1.22	$3.08
Dividends declared per common share	$0.48	$0.48	$0.50	$0.54	$2.00

AGNC Investment Corp.
January 29, 2020

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2019
GAAP net interest income:
Interest income	$768	$676	$693	$705	$2,842
Interest expense	481	557	570	541	2,149
GAAP net interest income	287	119	123	164	693
TBA dollar roll income, net [3,4]	24	29	22	19	94
Interest rate swap periodic income, net [3,8]	85	146	88	83	402
Other interest and dividend income [3]	3	4	4	3	14
Adjusted net interest and dollar roll income	399	298	237	269	1,203
Operating expense	(25)	(19)	(20)	(19)	(83)
Net spread and dollar roll income	374	279	217	250	1,120
Dividend on preferred stock	18	13	13	10	54
Net spread and dollar roll income available to common stockholders	356	266	204	240	1,066
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	(48)	55	58	39	104
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$308	$321	$262	$279	$1,170

Weighted average number of common shares outstanding - basic	541.4	546.4	537.8	536.7	540.6
Weighted average number of common shares outstanding - diluted	542.6	547.1	538.4	537.2	541.4
Net spread and dollar roll income per common share - basic	$0.66	$0.49	$0.38	$0.45	$1.97
Net spread and dollar roll income per common share - diluted	$0.66	$0.49	$0.38	$0.45	$1.97
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.57	$0.59	$0.49	$0.52	$2.16
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.57	$0.59	$0.49	$0.52	$2.16

AGNC Investment Corp.
January 29, 2020

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2019
Net income/(loss)	$871	$(4)	$(444)	$265	$688
Book to tax differences:
Premium amortization, net	(77)	47	67	54	91
Realized gain/loss, net	(504)	521	886	627	1,530
Net capital loss/(utilization of net capital loss carryforward)	(130)	34	320	(12)	212
Unrealized (gain)/loss, net	(47)	(428)	(644)	(719)	(1,838)
Other	2	(1)	(1)	(9)	(9)
Total book to tax differences	(756)	173	628	(59)	(14)
Estimated REIT taxable income	115	169	184	206	674
Dividend on preferred stock	18	13	13	10	54
Estimated REIT taxable income, net of preferred stock dividend	$97	$156	$171	$196	$620
Weighted average number of common shares outstanding - basic	541.4	546.4	537.8	536.7	540.6
Weighted average number of common shares outstanding - diluted	542.6	547.1	538.4	537.2	541.4
Estimated REIT taxable income per common share - basic	$0.18	$0.29	$0.32	$0.37	$1.15
Estimated REIT taxable income per common share - diluted	$0.18	$0.29	$0.32	$0.36	$1.15

Beginning cumulative non-deductible net capital loss	$524	$490	$170	$182	$182
Increase (decrease) in net capital loss carryforward	(130)	34	320	(12)	212
Ending cumulative non-deductible net capital loss	$394	$524	$490	$170	$394
Ending cumulative non-deductible net capital loss per common share	$0.73	$0.97	$0.89	$0.32	$0.73

AGNC Investment Corp.
January 29, 2020

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2019
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$768	$676	$693	$705	$2,842
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [10]	(48)	55	58	39	104
TBA dollar roll income - implied interest income [3,6]	58	81	96	71	306
Economic interest income, excluding "catch-up" premium amortization	778	812	847	815	3,252
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(481)	(557)	(570)	(541)	(2,149)
TBA dollar roll income - implied interest expense [3,5]	(34)	(52)	(74)	(52)	(212)
Interest rate swap periodic income, net [3,8]	85	146	88	83	402
Economic interest expense	(430)	(463)	(556)	(510)	(1,959)
Other interest and dividend income [3]	3	4	4	3	14
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$351	$353	$295	$308	$1,307

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	3.28%	2.91%	2.99%	3.14%	3.08%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	(0.20)%	0.24%	0.25%	0.17%	0.11%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.08%	3.15%	3.24%	3.31%	3.19%
TBA securities - average implied asset yield [6]	3.29%	3.19%	3.21%	3.55%	3.30%
Average asset yield, excluding "catch-up" premium amortization [7]	3.09%	3.16%	3.24%	3.33%	3.20%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	2.12%	2.48%	2.62%	2.64%	2.46%
TBA securities - average implied funding cost [5]	1.88%	2.00%	2.47%	2.60%	2.26%
Average cost of funds, before interest rate swap periodic income, net [7]	2.10%	2.43%	2.60%	2.64%	2.44%
Interest rate swap periodic income, net [10]	(0.34)%	(0.58)%	(0.36)%	(0.37)%	(0.42)%
Average total cost of funds [9]	1.76%	1.85%	2.24%	2.27%	2.02%
Average net interest spread, excluding "catch-up" premium amortization	1.33%	1.31%	1.00%	1.06%	1.18%

AGNC Investment Corp.
January 29, 2020

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$98,074	$98,090	$90,627	$92,502	$81,753
Other Agency MBS, at fair value - as of period end	$813	$880	$924	$967	$974
Credit risk transfer securities, at fair value - as of period end	$976	$1,134	$1,117	$1,129	$1,012
Non-Agency MBS, at fair value - as of period end	$579	$579	$603	$672	$548
Total investment securities, at fair value - as of period end	$100,442	$100,683	$93,271	$95,270	$84,287
Total investment securities, at cost - as of period end	$98,670	$98,763	$91,953	$95,090	$85,569
Total investment securities, at par - as of period end	$95,561	$95,629	$88,880	$92,091	$82,693
Average investment securities, at cost	$93,606	$92,764	$92,610	$89,952	$77,182
Average investment securities, at par	$90,586	$89,741	$89,586	$87,021	$74,395
TBA securities:
Net TBA portfolio - as of period end, at fair value	$7,429	$1,867	$11,170	$6,955	$7,322
Net TBA portfolio - as of period end, at cost	$7,404	$1,820	$11,086	$6,885	$7,252
Net TBA portfolio - as of period end, carrying value	$25	$47	$84	$70	$70
Average net TBA portfolio, at cost	$7,038	$10,146	$11,864	$8,002	$8,066
Average repurchase agreements and other debt [13]	$88,677	$87,938	$86,147	$82,070	$68,499
Average stockholders' equity [14]	$10,594	$10,347	$10,371	$10,186	$9,634
Tangible net book value per common share [1]	$17.66	$16.55	$16.58	$17.23	$16.56
Tangible net book value "at risk" leverage - average [15]	9.5:1	10.0:1	10.0:1	9.3:1	8.4:1
Tangible net book value "at risk" leverage - as of period end [16]	9.4:1	9.8:1	9.8:1	9.4:1	9.0:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	3.76%	3.87%	3.88%	3.87%	3.83%
Average asset yield	3.28%	2.91%	2.99%	3.14%	3.13%
Average asset yield, excluding "catch-up" premium amortization	3.08%	3.15%	3.24%	3.31%	3.21%
Average coupon - as of period end	3.68%	3.76%	3.88%	3.88%	3.86%
Average asset yield - as of period end	3.07%	3.08%	3.21%	3.29%	3.31%
Average actual CPR for securities held during the period	15.4%	13.5%	10.0%	6.3%	7.4%
Average forecasted CPR - as of period end	10.8%	13.4%	12.4%	10.5%	7.9%
Total premium amortization cost, net	$(84)	$(192)	$(183)	$(142)	$(107)
TBA securities:
Average coupon - as of period end [17]	3.10%	2.99%	3.29%	3.64%	4.03%
Average implied asset yield [6]	3.29%	3.19%	3.21%	3.55%	3.66%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	3.09%	3.16%	3.24%	3.33%	3.26%
Cost of funds:
Repurchase agreements - average funding cost	2.12%	2.48%	2.62%	2.64%	2.42%
TBA securities - average implied funding cost [5]	1.88%	2.00%	2.47%	2.60%	2.32%
Interest rate swaps - average periodic income, net [10]	(0.34)%	(0.58)%	(0.36)%	(0.37)%	(0.32)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [7,9]	1.76%	1.85%	2.24%	2.27%	2.09%
Repurchase agreements - average funding cost as of period end	2.17%	2.48%	2.64%	2.82%	2.79%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(0.30)%	(0.63)%	(0.74)%	(0.68)%	(0.52)%
Net interest spread:
Combined investment and TBA securities average net interest spread	1.52%	1.09%	0.78%	0.90%	1.09%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.33%	1.31%	1.00%	1.06%	1.17%
Expenses % of average stockholders' equity - annualized [19]	0.94%	0.73%	0.77%	0.75%	0.75%
Economic return (loss) on tangible common equity - unannualized [20]	9.6%	2.7%	(0.9)%	7.3%	(5.0)%

AGNC Investment Corp.
January 29, 2020

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.	Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.

2.	Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.	Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.

4.
Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement.  Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.

5.
The implied funding cost of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR.  The average implied funding cost for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.

6.
The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA cost basis outstanding for the period.

7.	Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.

8.	Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees and mark-to-market adjustments.

9.	Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.

10.	Represents interest rate swap periodic income/cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities).

11.	"Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations

12.	Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA securities.

13.	Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.

14.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

15.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, forward settling investment securities and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.

16.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.

17.	Average TBA coupon, as of December 31, September 30 and June 30, 2019, is for the long TBA position only.

18.	Includes forward starting swaps not yet in effect as of reported period-end.

19.	Annualized Q4 2018 operating expenses exclude non-recurring expenses associated with the sale of MTGE Investment Corp. and the resulting termination of the Company's management agreement with MTGE.

20.
Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on January 30, 2020 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2019 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

AGNC Investment Corp.
January 29, 2020

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on January 30, 2020. In addition, there will be a phone recording available one hour after the live call on January 30, 2020 through February 13, 2020. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10137880.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "net spread and dollar roll income, excluding 'catch-up' premium amortization," "economic interest income" and "economic interest expense" (both components of "net spread and dollar roll income"), "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
"Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other interest and dividend income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expense (GAAP measure) adjusted for the fourth quarter of 2018 to exclude non-recurring expenses associated with the termination of the Company's management agreement with MTGE Investment Corp. "Net spread and dollar roll income, excluding 'catch-up' premium amortization," further

AGNC Investment Corp.
January 29, 2020

excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding 'catch-up' premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.